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                                  EXHIBIT 11.1
                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)

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                                           ------------------------------------
                                           ------------------------------------
                                                   Three Months Ending

                                            May 26, 1995          May 27, 1994
                                           -------------         --------------
PRIMARY

Average Shares Outstanding                    8,673,126              5,335,938

Net Effect of dilutive stock options
and convertible issues based on the
treasury stock method using average
market price                                    206,045                     --
                                           -------------         --------------
Total                                         8,879,171              5,335,938
                                           -------------         --------------
                                           -------------         --------------
Net Income (Loss)                           $ 1,036,000           $ (4,759,000)
                                           -------------         --------------
                                           -------------         --------------
Per Share Amount                            $       .12           $      (0.89)
                                           -------------         --------------
                                           -------------         --------------

FULLY DILUTED

Average Shares Outstanding                    8,673,126              5,335,938

Net effect of dilutive stock options
and convertible issues based on the
treasury stock method using the period
ending market price, if higher than
average market price                            206,045                      --
                                           -------------         --------------
Total                                         8,879,171              5,335,938
                                           -------------         --------------
                                           -------------         --------------
Net Income (Loss)                           $ 1,036,000           $ (4,759,000)
                                           -------------         --------------
                                           -------------         --------------
Per Share Amount                            $       .12           $      (0.89)
                                           -------------         --------------
                                           -------------         --------------

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